Exhibit 10.21

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between QPAGOS, a Nevada corporation, with headquarters located at Paseo del la Reforma 404 Piso 15 PH Col. Juarez, Del. Cuauhtemoc, Mexico, D.F. C.P. 06600 (the “Company”), and the undersigned (the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Company is offering 12% convertible notes for a minimum principal amount of Ten Thousand Dollars ($10,000);

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Regulation 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(a)(2) of the 1933 Act; and

WHEREAS, the Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, a 12% convertible note of the Company in the principal amount of $54,109.59, due six months after the date of issuance, in the form attached as Annex A hereto (the “Initial Note”).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            AGREEMENT TO PURCHASE; PURCHASE PRICE. In consideration of the Buyer’s investment of Fifty Four Thousand One Hundred and Nine Dollars and Fifty-Nine Cents ($54,109.59) in the Company, the Company hereby agrees to issue the Initial Note to the Buyer. In the Company’s sole and absolute discretion, the Buyer further shall have the option to purchase additional 12% convertible notes of the Company due on the six (6) month anniversary of the issuance date of such note in a principal amount of at least $10,000 at any time after the Buyer’s purchase of the Initial Note and prior to August 31, 2017 (the “Additional Notes”),; the Initial Note and any Additional Notes, and, are collectively referred to herein as the “Notes”); provided, the Company reserves the right to not to issue and sell any of all of the Additional Notes the Buyer may request be issued to Buyer. Any such sale of the Additional Notes shall be effected by the Buyer providing the Company with funds in the principal amount of each of the Additional Notes on or prior to August 31, 2017 and the Company providing to the Buyer and the Buyer executing a separate securities purchase agreement between the Buyer and the Company for each additional investment, followed by the Company’s issuance and delivery of an Additional Note for each such accepted investment. Any Notes that are purchased prior to June 30, 2017 shall have a stated conversion price of $0.20 per share. Any Notes that are purchased after June 30, 2017 and prior to July 31, 2017 shall have a stated conversion price of $0.25 per share. Any Notes that are purchased after July 31, 2017 shall have a stated conversion rate of $0.30 per share. If the Company elects not to issue any Additional Note(s), it shall return any funds received by it in respect thereof to the Buyer and instead of providing the Buyer with a separate securities purchase agreement to execute, it shall provide the Buyer with a notification of its election not to issue any such Notes. If the aggregate principal amount of the Notes purchased by Buyer hereunder is greater than or equal to Thirty Thousand Dollars ($30,000), upon maturity of each of the Notes or the Buyer’s conversion of the Notes held by Buyer, the Company will issue to Buyer a warrant, in the form attached as Annex B hereto (the “Warrant”), to purchase such number of shares of the Company’s common stock, $0.001 par value (the “Common Stock”) (representing 100% warrant coverage on the issued Notes e.g., the number of shares of Common Stock that are equal to the quotient obtained by dividing for each issued Note (i) the principal amount of such Note by (ii) the applicable conversion price of the Note) at an exercise price of $0.30 per share; provided if Buyer converts any of the Notes that are issued by the Company prior to maturity, the stated exercise price for the Warrant to be issued in respect of such converted Note(s) shall be reduced to $0.20 per share from $0.30 per share; provided, further that if the Company shall elect not to issue any Additional Notes, after receipt of funds from Buyer for such Additional Notes, upon maturity of the Initial Note or earlier conversion date, the number of shares underlying the Warrant to be issued to the Buyer upon maturity of the Initial Note or earlier conversion date shall be equal to an amount representing 100% warrant coverage (e.g., the number of shares of Common Stock that are equal to the quotient obtained by dividing (i) one hundred percent (100%) of the principal amount of the Notes that have been issued to such Buyer by (ii) the applicable conversion price of each issued Note).

2.            BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

a.             The Buyer is purchasing the Notes and any underlying common stock and any warrant issued in connection therewith for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

b.             The Buyer is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), and (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Note;

c.             All subsequent offers and sales of the Notes, any Warrant issued hereunder or the common stock underlying the Notes and Warrants by the Buyer shall be made pursuant to registration under the 1933 Act or pursuant to an exemption from registration;

d.             The Buyer understands that the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Notes;

e.             The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Notes which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company’s the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 22, 2017 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on April, 2017 (the “SEC Documents”);

f.              The Buyer understands that its investment in the Notes, any Warrant that may be issued in connection therewith and the common stock underlying the Notes or Warrants involves a high degree of risk;

g.             The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Note; and

h.            This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

3.            COMPANY REPRESENTATIONS, ETC.

The Company represents and warrants to the Buyer that:

a.             Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary other than those jurisdictions in which the failure to so qualify would not have a material and adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Common Stock is listed and traded on the OTCQB.

b.             Authorized Shares. The Company has authorized and reserved for issuance, free from preemptive rights, shares of its common stock equal to the number of shares issuable upon conversion of the Note (“Conversion Shares”) and exercise of the Warrants (“Warrant Shares”). The Conversion Shares and Warrant Shares have been duly authorized, and when issued, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

c.             Securities Purchase Agreement. The Note, this Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company, the Note and this Agreement have been duly executed and delivered by the Company and, when executed and delivered by the Company, will each be, a valid and binding agreement of the Company enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally. The Warrants, when issued, executed and delivered by the Company, will each be, a valid and binding agreement of the Company enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

d.             Non-contravention. The execution and delivery of this Agreement by the Company, the issuance of the Note and Warrants, and the consummation by the Company of the other transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) to its knowledge, order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein. The Company is not in violation of any material laws, governmental orders, rules, regulations or ordinances to which its property, real, personal, mixed, tangible or intangible, or its businesses related to such properties, are subject.

e.            Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained by the Company for the issuance and sale of the Note to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

f.             SEC Documents, Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d). The Company has not provided to the Buyer any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

4.            CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.             Restrictive Legend. The Buyer acknowledges and agrees that the Note, the Warrant, the Conversion Shares and the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer thereof):

[THIS NOTE][THESE SHARES] [HAS][HAVE] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.]

b.             Transfer Restrictions. The Buyer acknowledges that (1) neither the Note, the Warrant, the Conversion Shares nor the Warrant Shares have been registered under the provisions of the 1933 Act and may not be transferred unless (A) subsequently registered thereunder, or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of any such securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of the securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

c.             Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Note and Warrant to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

5.            GOVERNING LAW: MISCELLANEOUS. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

6.            NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) by personal delivery, or (b) if advance copy is given by fax, (ii) seven business days after deposit in the United States Postal Service by regular or certified mail, or (iii) three business days mailing by international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:	QPAGOS
Paseo del la Reforma 404 Piso 15 PH
Col. Juarez, Del. Cuauhtemoc
Mexico, D.F. C.P. 06600

with a copy to:	Gracin & Marlow, LLP 405 Lexington Avenue, 26th Floor New York, New York 10174 Attention: Leslie Marlow, Esq. Facsimile: (212) 208-4657

BUYER:	At the address set forth on the signature page of this Agreement.

7.            SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.

For $54,109.59 of 12% Convertible Notes due December 26, 2017, the Buyer has tendered $54,109.59.

Address:	Drake Chambers
P.O. Box 3321 Roadtown, Tortola, BVI

By:	/s/ Alex Motorin	Fax No.
(Signature of Authorized Person)

Delinvest Commercial LTD		Jurisdiction	BVI
Alex Motorin - President		of incorporation
Printed Name and Title or organization

N/A
Taxpayer identification number or social security number, as applicable

This Agreement has been accepted as of the date set forth below.

QPAGOS

By:	/s/ Gaston Pereira
Name: Gaston Pereira
Title: Chief Executive Officer

Dated : June 29, 2017

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